SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

ADVANCED NEUROMODULATION SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

BOARD OF DIRECTORS OF ADVANCED NEUROMODULATION SYSTEMS, INC.

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a–6 (i) (1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Advanced Neuromodulation Systems, Inc.
6901 Preston Road
Plano, Texas 75024
(972) 309-8000

April 15, 2005

Dear Fellow Shareholder:

     You are cordially invited to attend the 2005 Annual Meeting of Shareholders of Advanced Neuromodulation Systems, Inc. at our headquarters at 6901 Preston Road, Plano, Texas 75024 on May 24, 2005, at 10:00 a.m. (CDT).

     The accompanying Notice of Annual Meeting and Proxy Statement describe the business to be transacted at the meeting and provide other information concerning ANS that you should be aware of when you vote your shares.

     At the Annual Meeting, we will ask you to (1) elect our Board of Directors, (2) consider and act upon a proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the 2005 fiscal year, (3) approve an amendment to the Advanced Neuromodulation Systems, Inc. 2004 Stock Incentive Plan to increase the number of shares available for grants of incentive stock options, non-qualified stock options, and restricted stock that are exercisable into or issuable for (as the case may be) the Company’s common stock from 750,000 shares to 1,000,000 shares, and (4) consider and act upon such other business that may properly come before the meeting. As in prior years, we plan to review the status of our business and answer any questions you may have about ANS or our business. We will also conduct a tour of our new state-of-the-art facility after the close of the meeting.

     It is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask you to sign, date and return the enclosed proxy card or proxy voting instruction form as soon as possible. Return of your proxy does not deprive you of your right to attend the Annual Meeting or to vote your shares in person.

     On behalf of the Board of Directors and all of ANS, I would like to sincerely express our appreciation for your continued support and interest.

Sincerely,

/s/ Christopher G. Chavez

Christopher G. Chavez
President and Chief Executive Officer

Advanced Neuromodulation Systems, Inc.
6901 Preston Road
Plano, Texas 75024
(972) 309-8000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held
May 24, 2005, 10:00 a.m. (CDT)
6901 Preston Road
Plano, Texas 75024

     The purpose of our Annual Meeting is to:

1.	Elect seven directors for the ensuing year;

2.	Consider and act upon a proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the 2005 fiscal year;

3.	Approve an amendment to the Advanced Neuromodulation Systems, Inc. 2004 Stock Incentive Plan to increase the number of shares available for grants of incentive stock options, non-qualified stock options and restricted stock that are exercisable into or issuable for (as the case may be) shares of the Company’s common stock from 750,000 shares to 1,000,000 shares; and

4.	Consider and act upon such other business that may properly come before the Annual Meeting or any adjournments thereof.

     The accompanying Proxy Statement and proxy card are being sent to shareholders on or about April 15, 2005.

     You can vote at the Annual Meeting in person or by proxy if you were a shareholder of record on April 8, 2005. The stock transfer books will not be closed. Our Annual Report for the fiscal year ended December 31, 2004 is enclosed. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.

By Order of the Board of Directors,

/s/ Kenneth G. Hawari

Kenneth G. Hawari
General Counsel,
Executive Vice President-Corporate Development,
and Secretary

April 15, 2005

PROXY STATEMENT

Questions and Answers

     We (the “Company”) are furnishing this Proxy Statement in connection with our solicitation of proxies on behalf of Advanced Neuromodulation Systems, Inc.’s Board of Directors for the 2005 Annual Meeting of Shareholders to be held at our corporate headquarters at 6901 Preston Road, Plano, Texas 75024 at 10:00 a.m. (CDT) on May 24, 2005. We are distributing this Proxy Statement on or about April 15, 2005.

What matters am I voting on?

     At the Annual Meeting, we will ask you to:

•	Consider and vote upon the election of seven directors for the ensuing year.

•	Consider and vote upon a proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the 2005 fiscal year.

•	Consider and vote upon the approval of an amendment to our 2004 Stock Incentive Plan to increase the number of shares available for grants of incentive stock options, non-qualified stock options and restricted stock that are exercisable into or issuable for (as the case may be) shares of our common stock from 750,000 shares to 1,000,000 shares.

•	Transact such other business that may properly come before the Annual Meeting or any adjournments of the meeting.

Why is the Company seeking approval of an amendment to the 2004 Stock Incentive Plan?

     The purpose of our 2004 Stock Incentive Plan is to ensure that we have sufficient shares of common stock reserved to make equity incentives available to attract, retain and motivate qualified personnel. We believe equity incentives link our employees’ future compensation to the long-term financial success of the Company, as measured by stock performance. We believe that the number of shares available for grants of stock options and restricted common stock under our existing stock incentive plans is inadequate following the grants made in 2004 and, therefore, the number of shares available for grants of incentive stock options, non-qualified stock options and restricted stock that are exercisable into or issuable for (as the case may be) shares of our common stock should be increased from 750,000 shares to 1,000,000 shares.

When and where will the Annual Meeting be held?

     We will hold the Annual Meeting on May 24, 2005, at 10:00 a.m. (CDT), at our corporate headquarters located at 6901 Preston Road, Plano, Texas 75024.

Who is entitled to vote?

     Shareholders at the close of business on April 8, 2005 (the record date) will be the only persons entitled to vote. On April 8, 2005, there were 19,999,881 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

How do I cast my vote?

     All shareholders may vote by mail by completing, dating and signing the enclosed proxy card. Please mail your proxy card in the enclosed envelope, which requires no postage if mailed in the United States. Returning your proxy does not deprive you of your right to attend the Annual Meeting or to vote your shares in person. Proxies properly signed and received in time for the Annual Meeting will be voted as instructed.

How many votes do I have?

     Each share of the Company’s common stock is entitled to one vote on each matter to be considered at the Annual Meeting.

Questions and Answers

What if I receive more than one proxy card?

     You may have shares that are in more than one account or are registered differently. You should sign and return all of the proxy cards you receive to guarantee that all of your shares are voted. If you would like to receive only one proxy card in the future, please contact the Company’s transfer agent, Computershare Investor Services LLC at (312) 360-5188.

What if I return my signed proxy, but do not mark it to show my votes?

     If you return an executed and dated proxy, but fail to indicate how you want your shares voted, your shares will be voted “FOR” each proposal solicited in this Proxy Statement, and the designated proxies may vote the shares in their discretion on any other matters that properly come before the Annual Meeting.

What if other matters come up during the Annual Meeting?

     When you return an executed and dated proxy, you give discretionary authority to vote on your behalf to Hugh M. Morrison, Chairman of the Board, and Kenneth G. Hawari, General Counsel, Executive Vice President-Corporate Development and Secretary (the designated proxies) on any other matters that come before the Annual Meeting, if we did not have notice of the matter by March 2, 2005 (45 days prior to the anniversary of the date we mailed proxy materials to our shareholders last year).

     Other than the election of directors, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the 2005 fiscal year and the approval of the amendment to the 2004 Stock Incentive Plan, we are not aware of any other matters that may properly come before the Annual Meeting.

Can I change my vote?

     Yes. At any time before the Annual Meeting on May 24, 2005, you can change your vote by returning a completed and signed proxy that has a later date than your original proxy. You can also change your vote by written revocation addressed to and received by the Secretary of the Company prior to the Annual Meeting or by voting in person at the Annual Meeting.

How do I vote if I decide to attend the Annual Meeting?

     If you attend the Annual Meeting, you may request a ballot when you arrive. If your shares are held in the name of your broker, bank or other nominee, you need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on April 8, 2005, the record date for voting.

How are abstentions treated?

     Any shareholder who is present at the Annual Meeting, either in person or by proxy, but who abstains from voting, will still be counted for purposes of determining whether a quorum (as described below) exists. Abstentions will not be counted as an affirmative or withheld vote in the election of directors and will have no effect on the outcome of this matter. With respect to the proposals to ratify the selection of our independent registered public accounting firm and to amend the 2004 Stock Incentive Plan, abstentions will have the same effect as a vote against these proposals.

What constitutes a quorum?

     The presence at the Annual Meeting in person, or by proxy, of the holders of a majority of our outstanding common stock constitutes a quorum. The exact number of shares necessary for a quorum is based upon the number of outstanding shares on the record date, April 8, 2005. The holders of at least 9,999,941 shares of our common stock must be represented at the Annual Meeting in person or by proxy to have a quorum. You will be considered part of the quorum if you return a signed and dated proxy card or if you attend the Annual Meeting. If a quorum is not present, in person or by proxy, the Annual Meeting may be adjourned until a quorum is obtained. We will count abstentions, votes withheld for any director

Questions and Answers

nominee and broker non-votes (as described below) as shares present or represented at the Annual Meeting for purposes of determining whether a quorum exists.

What is a broker non-vote?

     A broker non-vote occurs when a broker holds shares in street name for a customer and the customer fails to instruct the broker how to vote the customer’s shares with respect to “non-routine matters.” The proposal to amend the Advanced Neuromodulation Systems, Inc. 2004 Stock Incentive Plan is considered a non-routine matter, and therefore, brokers are precluded from exercising their voting discretion with respect to this matter. With respect to the proposal to amend the Advanced Neuromodulation Systems, Inc. 2004 Stock Incentive Plan, broker non-votes will have no effect on this proposal. We strongly encourage shareholders who hold their shares in street name to instruct their brokers how to vote their shares.

     The election of directors and the ratification of the selection of the independent registered public accounting firm are each considered routine matters and brokers have discretionary authority to vote the shares of our common stock with respect to these proposals if a customer fails to specify voting instructions.

What vote is required to approve the proposals?

•	Election of Directors

The seven director nominees who receive the highest number of affirmative votes will be elected as directors. Votes may be cast in favor of or withheld for a director nominee. In the election of directors, shareholders are not entitled to cumulate their votes or to vote for a greater number of persons than the number set forth in this Proxy Statement. Abstentions have no effect on the outcome of the election of directors. In the election of directors, brokers have discretion to vote shares held in street name when they have not received voting instructions from beneficial owners.

•	Ratification of the Selection of Ernst & Young LLP as our independent registered public accounting firm

The approval of the proposal ratifying the selection of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of more than 50% of the shares of our common stock entitled to vote and present, in person or by proxy at the Annual Meeting on this proposal. Shares of our common stock represented by abstentions are considered present and entitled to vote, and therefore, will have the same effect as a vote against this proposal. In the ratification of the selection of our independent registered public accounting firm, brokers have discretion to vote shares held in street name when they have not received voting instructions from beneficial owners.

•	Approval of the Amendment to the 2004 Stock Incentive Plan

The approval of the proposal to amend the 2004 Stock Incentive Plan requires the affirmative vote of more than 50% of the shares of our common stock entitled to vote and present in person or by proxy at the Annual Meeting. Shares of our common stock represented by broker non-votes are not considered entitled to vote on this matter, and therefore, will have no effect on the vote of this proposal. Shares of our common stock represented by abstentions are considered present and entitled to vote, and therefore, will have the same effect as a vote against this proposal.

     As of April 8, 2005, directors and executive officers of the Company beneficially owned (excluding currently exercisable stock options) an aggregate of approximately 250,553 shares of our common stock, representing 1.25% of our common stock outstanding and 1.25% of the voting power. We believe that the directors and executive officers of the Company currently intend to vote their shares for the nominees named in this Proxy Statement and in favor of the other two proposals described above.

Questions and Answers

Who is soliciting my proxy and who pays to prepare and mail the proxies?

     The Board is soliciting your proxy. We will pay all of the costs associated with preparing, mailing and soliciting the proxies. We will ask brokers, banks and other nominees holding shares of the Company’s common stock to forward copies of the proxy materials to the beneficial owners of our common stock. In return, the Company will reimburse such nominees for their out-of-pocket expenses. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise.

How do I submit a shareholder proposal for next year’s Annual Meeting?

     Your proposal will be included in the 2006 Proxy Statement for consideration by our shareholders if you submit the proposal in accordance with the proxy rules of the Securities and Exchange Commission (the “SEC”), the proposal is one that we would be required to include in the proxy statement pursuant to SEC rules and the proposal is received by the Company at its new headquarters, 6901 Preston Road, Plano, Texas 75024, Attn: Corporate Secretary, on or before December 17, 2005. Under the SEC’s rules, shareholder proposals must conform to certain requirements as to form and substance and may be omitted from our proxy materials under certain circumstances.

Where can I find the voting results of the Annual Meeting?

     We will announce the voting results at the Annual Meeting and will publish the results in our quarterly report on Form 10-Q for the second quarter of 2005. We will file that report with the SEC by mid-August of this year. You can obtain a copy by visiting our website at www.ans-medical.com, by phoning the SEC at (800) SEC-0330 or visiting the SEC’s website at www.sec.gov or by writing to:

Advanced Neuromodulation Systems, Inc.
6901 Preston Road
Plano, Texas 75024
Attn: Investor Relations

Security Ownership of Management and Principal Shareholders

     The following table sets forth, as of March 23, 2005, the beneficial ownership of each current director, each nominee for director, the Chief Executive Officer and the Company’s four other most highly compensated executive officers (the “Named Executive Officers”), all executive officers and directors as a group and each shareholder known to management of the Company to own beneficially more than 5% of our outstanding common stock.

Name and Address	Amount and Nature of		Percent
of Beneficial Owner	Beneficial Ownership(1)(2)		of Class(2)
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	2,467,352	(3)	12.19%

Brown Capital Management, Inc. 1201 N. Calvert Street Baltimore, Maryland 21202	1,142,000	(4)	5.64%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	1,068,350	(5)	5.28%

Longwood Investment Advisors, Inc. 1275 Drummers Lane, Suite 207 Wayne, Pennsylvania 19087	1,062,850	(6)	5.25%

Westcap Investors, LLC 1111 Santa Monica Blvd., Suite 820 Los Angeles, California 90025	1,055,197	(7)	5.21%

Christopher G. Chavez	231,189	(8)	1.13%
Scott F. Drees	84,595	(9)	*
Robert C. Eberhart, Ph.D.	53,038	(10)	*
John H. Erickson	117,898	(12)	*
Kenneth G. Hawari	60,175	(11)	*
Joseph E. Laptewicz	24,563	(10)	*
J. Philip McCormick	8,938	(13)	*
F. Robert Merrill III	39,053	(14)	*
Hugh M. Morrison	59,375	(15)	*
Richard D. Nikolaev	50,752	(16)	*
Michael J. Torma, M.D.	10,314	(11)	*
All directors and executive officers as a group, including those named above (13 persons).	924,774	(17)	4.42%

*	Denotes less than 1.0%.

(1)	Unless otherwise noted and subject to community property laws, where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group.

(3)	Based on information obtained by the Company from Schedule 13G/A filed by FMR Corp. with the SEC on February 14, 2005. FMR Corp. is deemed to have beneficial ownership of 2,467,352 shares of the Company’s common stock as of December 31, 2004.

(4)	Based on information obtained by the Company from Schedule 13G/A filed by Brown Capital Management, Inc. with the SEC on February 9, 2005. Brown Capital Management, Inc. is deemed to have beneficial ownership of 1,142,000 shares of the Company’s common stock as of December 31, 2004.

(5)	Based on information obtained by the Company from Schedule 13G/A filed by T. Rowe Price Associates, Inc. with the SEC on February 15, 2005. T. Rowe Price Associates, Inc. is deemed to have beneficial ownership of 1,068,350 shares of the Company’s common stock as of December 31, 2004. These securities are owned by

Security Ownership of Management and Principal Shareholders

various individual and institutional investors, which T. Rowe Price Associates, Inc. serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of the securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6)	Based on information obtained by the Company from Schedule 13G filed by Longwood Investment Advisors, Inc. with the SEC on February 15, 2005. Longwood Investment Advisors, Inc. is deemed to have beneficial ownership of 1,062,850 shares of the Company’s common stock as of December 31, 2004.

(7)	Based on information obtained by the Company from Schedule 13G filed by Westcap Investors, LLC, with the SEC on February 7, 2005. Westcap Investors, LLC is deemed to have beneficial ownership of 1,055,197 shares of the Company’s common stock as of December 31, 2004.

(8)	Includes 151,802 shares subject to options exercisable within 60 days.

(9)	Includes 63,312 shares subject to options exercisable within 60 days.

(10)	Includes 21,563 shares subject to options exercisable within 60 days.

(11)	Consists entirely of shares subject to options exercisable within 60 days.

(12)	Includes 96,898 shares subject to options exercisable within 60 days.

(13)	Includes 8,438 shares subject to options exercisable within 60 days.

(14)	Includes 39,051 shares subject to options exercisable within 60 days.

(15)	Includes 29,375 shares subject to options exercisable within 60 days.

(16)	Includes 27,812 shares subject to options exercisable within 60 days.

(17)	Includes 674,221 shares subject to options exercisable within 60 days.

Proposal 1

ELECTION OF DIRECTORS

     Our Bylaws provide that the number of directors will be fixed by the Board, but will not be less than one. The Board has fixed the number of directors at seven, and the Nominating and Corporate Governance Committee, with the Board’s ratification, nominated the seven directors listed below for election as the Company’s directors. Each director will serve until the next annual meeting of shareholders or until his successor is elected and qualified. Shares of our common stock represented by executed proxies will be voted, if authority to do so is not withheld, for these seven nominees.

     All nominees are incumbent directors. If any of the nominees become unable to accept the election, or for good cause will not accept the election, the designated proxies may vote for such other person as may be designated by Board, or the Board can vote to reduce the size of the Board in accordance with our Bylaws. Each of the nominees has indicated his willingness to accept election and management has no reason to believe that any of the nominees will be unable or unwilling to serve.

Nominees for Directors of the Company

	Principal
	Occupation or
	Employment During
Name	the Past Five Years	Age	Director Since
Hugh M. Morrison (1,4)	President and Chief Executive Officer of Clean Acquisition, Inc. and Pilgrim Cleaners, Inc. since March 1996; Chairman of the Board of the Company since January 1998. On January 5, 2004, Clean Acquisition, Inc. and Pilgrim Cleaners, Inc. each filed a petition under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of Texas, Houston Division.	58	1983

Robert C. Eberhart, Ph.D. (1,2)	Professor of Engineering in Surgery, University of Texas Southwestern Medical Center, Dallas, Texas since September 1976; Adjunct Professor of Biomedical Engineering, University of Texas at Arlington, Arlington, Texas since September 2001; Chairman, Joint Program in Biomedical Engineering, University of Texas Southwestern Medical Center, Dallas, Texas and University of Texas at Arlington, Arlington, Texas from September 1983 to December 1999.	68	1994

Michael J. Torma, M.D. (1,2)	Principal and Chief Executive Officer of Torma Executive Consult, LLC since September 2001; Vice President - Technology Development of Biomedical Research Foundation of Northwest Louisiana; Director of the Center for Biomedical Technology Innovation (CBTI) from September 1996 to August 2001.	60	1994

Richard D. Nikolaev(3,4)	President and Chief Executive Officer of NIKOR Enterprises, Inc. since November 1997.	66	1996

Proposal 1

	Principal
	Occupation or
	Employment During
Name	the Past Five Years	Age	Director Since
Christopher G. Chavez	President, Chief Executive Officer and Director of the Company since April 1998; Chairman of the Dallas/Ft. Worth Industry Council from January 2003 to January 2004; Director of the Dallas/Ft. Worth Industry Council since February 1999; Director of Advanced Medical Optics, Inc. since June 2002; Chairman of the Board of Medical Device Manufacturers Association since June 2003; Director of Visiting Nurses Association of North Texas since October 2000.	49	1998

Joseph E. Laptewicz(3,4)	Chairman of Empi, Inc. from January 2001 to September 2004; Chairman and Chief Executive Officer of Empi, Inc. from April 1999 to December 2000; President and Chief Executive Officer of Empi, Inc. from October 1994 to March 1999.	56	1998

J. Philip McCormick(3)	Independent investor and corporate advisor since 1999; Executive Vice President and Chief Financial Officer of Highwaymaster Communication, Inc. from 1997 to 1998; Senior Vice President and Chief Financial Officer of Enserch Exploration, Inc. from 1995 to 1997; Senior Vice President - Transmission of Lone Star Gas Company, a division of Enserch Corporation, from 1993 to 1995; Senior Vice President — Finance of Lone Star Gas Company from 1991 to 1993; Audit Partner, member of senior management and member of the Board of Directors of KPMG and KMG Main Hurdman from 1973 to 1991.	63	2003

(1)	Member of the Compensation Committee of the Board.

(2)	Member of the Stock Option Plan Committee of the Board.

(3)	Member of the Audit Committee of the Board.

(4)	Member of the Nominating and Corporate Governance Committee of the Board.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE
NOMINEES NAMED ABOVE.

Corporate Governance

General

     We believe that good corporate governance helps to ensure that the Company is managed for the long-term benefit of its shareholders. During the past year, we continued to review our corporate governance policies and practices, the new and proposed corporate governance rules and regulations of the SEC and the listing standards of the Nasdaq National Market, Inc. (“Nasdaq”), where our shares of common stock are traded, as well as the code of ethics on interactions with healthcare professionals adopted by the Advanced Medical Technology Association (“AdvaMed”), the largest medical technology trade association in the United States.

     In 2004, we reviewed our Audit Committee and Compensation Committee charters and adopted a new Corporate Code of Conduct and other policies and procedures required by applicable law or Nasdaq listing standards. The Board also formed a new Nominating and Corporate Governance Committee in 2004 and adopted a charter for that committee. You can access and print these documents from the “Corporate Governance” section of our website at www.ans-medical.com or you can request copies at no cost by writing us at the following address:

Advanced Neuromodulation Systems, Inc.
6901 Preston Road
Plano, Texas 75024
Attn: Investor Relations

Corporate Code of Conduct

     The Company’s Corporate Code of Conduct applies to all of the Company’s directors, officers and employees. The purpose and role of this code is to provide our directors, officers and employees general legal and ethical guidelines for our business practices, focus them on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical or unlawful conduct, and to help enhance and formalize our existing culture of integrity, honesty and accountability. The Corporate Code of Conduct also provides specific guidance to our directors, officers and employees who interact directly with healthcare professionals, substantially adopting AdvaMed’s code of ethics on this topic. The Company will post on the “Corporate Governance” section of its website at www.ans-medical.com any amendments or waivers of any provision of this code made for the benefit of the Company’s senior executive officers or directors.

Director Independence

     The Board has determined that except for Christopher G. Chavez, our President and Chief Executive Officer, no other director has a relationship, which in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that except for Mr. Chavez, all other directors meet the criteria for independence under the Nasdaq listing standards. The Board has also determined that the members of each of its committees, including the Audit Committee and the Nominating and Corporate Governance Committee, meet the criteria for membership applicable to each committee under the Nasdaq listing standards and applicable SEC rules and regulations.

Board Composition and Director Qualifications

     Pursuant to our new Nominating and Corporate Governance Committee’s duly adopted charter, director nominees are recommended for Board selection by the Committee, which is comprised solely of independent members of the Board. The Board periodically assesses the appropriate size and composition of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee will review and assess potential director candidates. Various methods are utilized for identifying and evaluating director candidates. Generally, candidates come to the Nominating and Corporate Governance Committee’s attention through recommendations of Board members, management or professional search firms. Director candidates should, at a minimum:

Corporate Governance

•	Possess relevant business and financial expertise and experience, including a basic understanding of financial statements.

•	Have exemplary character and integrity and be willing to work constructively with others.

•	Have sufficient time to devote to Board meetings and consultation on Board matters.

•	Be free of conflicts of interest that violate applicable law or interfere with director performance.

In addition, the Nominating and Corporate Governance Committee seeks director candidates who possess qualities and skills, including but not limited to, the following:

•	The capacity and desire to represent the interests of the Company’s shareholders as a whole.

•	Accomplished in their respective field, with superior credentials and recognition.

•	Ability to contribute to the mix of skills, core competencies and qualifications of the Board through expertise in one or more of the following areas: accounting and finance, mergers and acquisitions, business and management, law, academia, strategic planning, investor relations, executive leadership development or executive compensation.

•	Service as a senior officer of, or a trusted advisor to senior management of, a publicly-held company.

•	Knowledge of the critical aspects of the Company’s business and operations.

     The director qualifications set forth above are general in nature and the Committee may modify them from time to time as it deems appropriate.

Director Recommendations by Shareholders

     The Nominating and Corporate Governance Committee will carefully consider all qualified director candidates, whether such candidates are recommended by a shareholder or otherwise. As the Company has never received a director recommendation from an outside shareholder, and will consider qualified candidates from many sources, the Company has not adopted a formal policy on shareholders submitting director recommendations. The Nominating and Corporate Governance Committee will evaluate all director candidates, including incumbents, on the criteria set forth above in “Board Composition and Director Qualifications.” Any shareholder wishing to recommend a director candidate for the 2006 Annual Meeting of Shareholders should include the following information with their recommendation in order to facilitate the independent directors’ review and consideration:

•	The name, telephone number and address of the recommending shareholder.

•	The name, age, business address and residence of the director candidate.

•	The principal occupation or employment of the director candidate for the past five years.

•	A description of the director candidate’s qualifications to serve as a director, including financial expertise and why the candidate qualifies or does not qualify as “independent” under the Nasdaq listing standards.

•	The number of the Company’s common shares beneficially owned by the director candidate, if any.

•	A description of any arrangements or understandings between the recommending shareholder and the director candidate, if any, or any other person pursuant to which the recommending shareholder is making the recommendation.

•	Whether or not the recommending shareholder and the director candidate consent to being named in the Company’s proxy statement with respect to disclosures regarding the nomination

Corporate Governance

The Nominating and Corporate Governance Committee will continue to periodically reassess the Company’s need to adopt a formal policy for the receipt of director recommendations by shareholders and will implement such policy at the time it deems appropriate.

Communications with the Board

     Shareholders may communicate with the Board, Board committees, non-management directors as a group and individual directors by submitting their communications in writing to the Company’s Corporate Secretary. All communications must identify the author, state that the author is a shareholder of the Company and be forwarded to the following address:

Advanced Neuromodulation Systems, Inc.
6901 Preston Road
Plano, Texas 75024
Attn: Corporate Secretary
Re: Shareholder Communication

     The Company’s Corporate Secretary will distribute all shareholder communications to the intended recipient upon receipt.

Board Meetings and Committees of the Board of Directors

Board Meetings

     The Board held eight meetings during the 2004 fiscal year. All directors attended at least 75% of the Board meetings. The Company has not adopted a formal policy on directors’ attendance at Board or shareholder meetings, because the Board believes that director attendance, preparedness and active participation have been stressed and adhered to by the current Board. The Board will continue to monitor director attendance and will formally adopt a policy if it deems appropriate. All of the directors except Mr. Torma attended the 2004 Annual Meeting of Shareholders and the 2004 Annual Meeting of Directors.

Board Committees

     Standing committees of the Board include the Audit Committee, Compensation Committee, Stock Option Committee and the Nominating and Corporate Governance Committee. Committee members are appointed annually by the Board and serve until their successors are appointed and qualified or until their earlier resignation or removal.

In May 2004, the Board appointed the following members to serve on the Audit, Compensation and Stock Option Committees, and in November 2004 appointed the following members to serve on the Nominating and Corporate Governance Committee:

•	Audit, comprised of Joseph E. Laptewicz, Richard D. Nikolaev and J. Philip McCormick. Mr. McCormick serves as Chairman of the Audit Committee.

•	Compensation, comprised of Robert C. Eberhart, Hugh M. Morrison and Michael J. Torma. Mr. Morrison serves as Chairman of the Compensation Committee.

•	Stock Option, comprised of Robert C. Eberhart and Michael J. Torma. Mr. Torma serves as Chairman of the Stock Option Committee.

•	Nominating and Corporate Governance, comprised of Hugh M. Morrison, Joseph E. Laptewicz and Richard D. Nikolaev. Mr. Morrison serves as the Chairman of the Nominating and Corporate Governance Committee.

     Audit Committee. The Audit Committee (1) oversees the integrity of the financial reporting process, system of internal accounting controls and financial statements and reports of the Company, (2) appoints, terminates, compensates and oversees the work of the independent registered public accounting firm, (3) pre-approves all audit, review and permitted non-audit services provided by the independent registered public accounting firm, (4) periodically meets with management, the independent registered public accounting firm and the Board, (5) provides the Board with information and materials as it deems necessary to make the Board aware of significant financial, accounting and internal control matters of the Company and (6) otherwise complies with its responsibilities and duties as set forth in the Company’s Audit Committee Charter. The Company’s Audit Committee Charter can be found on the “Corporate Governance” section of the Company’s website at www.ans-medical.com.

     The Board has made the determination that Mr. McCormick has the attributes of a financial expert as defined by the regulations of the SEC. The Audit Committee met ten times in 2004 with all members in attendance. For additional information concerning the Audit Committee, see “Report of the Audit Committee.”

     Compensation Committee. The Compensation Committee establishes the Company’s executive compensation policies and approves the Company’s executive officers’ compensation. The Compensation Committee met one time in 2004 with all members in attendance.

     Stock Option Committee. The Stock Option Committee is vested with full authority to select participants, grant incentive awards, determine the number of shares subject to each award, the exercise price of each award, if any, and in general, to administer and interpret such rules and regulations as it deems necessary to administer the Company’s stock incentive plans. The Stock Option Committee met one time in 2004 with all members in attendance and acted by unanimous written consent in 2004 on thirteen occasions.

Board Meetings and Committees of the Board of Directors

     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (1) identifies individuals as candidates for Board members, (2) recommends that the Board select the director nominees to stand for election at the Annual Meeting of Shareholders, (3) assists the Board in determining the composition of the Board and its committee and in establishing criteria for director nominees, (4) establishes policies and procedures for submission of director candidates by shareholders, (5) periodically evaluates Board member performance and (6) reviews existing and develops new Board corporate governance principles and policies. The Nominating and Corporate Governance Committee was appointed in November 2004 and consequently did not meet as a committee until 2005. The Company’s Nominating and Corporate Governance Committee Charter can be found on the “Corporate Governance” section of the Company’s website at www.ans-medical.com.

Compensation of Directors

     During 2004, Mr. Morrison, Chairman of the Board, received an annual retainer of $80,000 and reimbursement of all expenses incurred in attending Board meetings. Mr. Morrison did not receive any additional compensation for attending Board or Board committee meetings. During 2004, each non-management director (other than Mr. Morrison) received an annual retainer of $12,000 (with the exception of the Chairman of the Audit Committee who received an annual retainer of $15,000), a $2,000 director’s fee for each Board meeting attended, $600 for each committee meeting attended and reimbursement of all expenses incurred in attending such meetings. To stress the importance of director attendance, directors must attend at least 75% of the Board meetings to be entitled to the annual retainer.

     Directors of the Company may be granted nontransferable stock options under certain of the Company’s stock incentive plans. Stock options are granted to directors with an exercise price equal to the fair market value of the Company’s common stock on the grant date. In addition, the exercise period for options cannot exceed six years and each option vests ratably over a four-year period. During 2004, the following directors were issued stock options on March 4, 2004 at an exercise price of $41.00:

Robert C. Eberhart, Ph.D. – 11,250 shares
Joseph E. Laptewicz – 11,250 shares
Hugh M. Morrison – 20,000 shares
Richard D. Nikolaev – 11,250 shares
Michael J. Torma, M.D. – 11,250 shares
J. Philip McCormick – 11,250 shares

     During 2004, three non-management directors exercised stock options. In January 2004, Mr. Morrison exercised stock options to purchase 45,000 shares of common stock at an exercise price of $3.3333 per share. The net value of such securities to Mr. Morrison (market value less exercise price) at the time of exercise was approximately $1,919,102. In February 2004, Mr. Torma exercised stock options to purchase 6,949 shares of common stock at a weighted average exercise price of $19.2551 per share. The net value of such securities to Mr. Torma at the time of exercise was approximately $170,701. In April 2004, Mr. Nikolaev exercised stock options to purchase 11,250 shares of common stock at an exercise price of $3.3334. The net value of such securities to Mr. Nikolaev at the time of exercise was approximately $268,725.

Independent Registered Public Accounting Firm

     Our Audit Committee has chosen the accounting firm of Ernst & Young LLP as our independent registered public accounting firm for 2005. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     Each year the Audit Committee pre-approves the types of all audit and non-audit services to be rendered to the Company, as well as the fees associated with such services. Generally, management will submit to the Audit Committee a detailed list of services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the year. The Audit Committee initially pre-approves a dollar limit on the amount of fees the Company will pay for specific services. During the year, the Audit Committee reviews the types of services and dollar amounts approved and adjusts such amounts as it deems appropriate. Services that are not pre-approved in such manner require specific pre-approval by the Audit Committee. The Audit Committee also periodically reviews all non-audit services to ensure such services do not impair the independence of the Company’s independent registered public accounting firm.

     The Audit Committee pre-approved all services provided by Ernst & Young LLP for the year ended December 31, 2004. These services included the examination of the Company’s consolidated financial statements and internal controls over financial reporting and other services related to filings with the SEC.

     The following is a summary of Ernst & Young LLP’s professional fees for fiscal years 2003 and 2004:

     Audit Fees. The aggregate fees billed or expected to be billed by Ernst & Young LLP for the audit of the Company’s annual financial statements, audits of internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act of 2002 and review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for fiscal years 2003 and 2004 were $236,400 and $443,435, respectively.

     Audit-Related Fees. The aggregate fees billed or expected to be billed by Ernst & Young LLP for assurance and other services related to the performance of the audit or review of the Company’s financial statements and the audits of internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act of 2002, and not reported above under “Audit Fees,” for fiscal years 2003 and 2004 were $24,200 and $6,456, respectively.

     Tax Fees. The aggregate fees billed by Ernst & Young LLP for income tax consultation, including tax compliance and tax advice for fiscal years 2003 and 2004 were $131,910 and $203,842, respectively. These fees primarily related to preparation and review of corporate tax returns and other general tax services.

     All Other Fees. Ernst & Young LLP did not bill the Company for any other services during fiscal years 2003 and 2004.

     The Audit Committee has considered whether the non-audit services provided by Ernst & Young LLP, including the services rendered in connection with income tax consultation, were compatible with maintaining Ernst & Young LLP’s independence and has determined that the nature and substance of the limited non-audit services did not impair the status of Ernst & Young LLP as the Company’s independent registered public accounting firm. See “Report of Audit Committee” for a discussion of auditor independence.

Executive Officers

     The executive officers of the Company are as follows:

			Executive
Name	Age	Position	Officer Since
Christopher G. Chavez	49	President, Chief Executive Officer and Director	1998

F. Robert Merrill III	55	Executive Vice President – Finance, Chief Financial Officer and Treasurer	1981

Scott F. Drees	47	Executive Vice President – Sales and Marketing	1996

Kenneth G. Hawari	46	General Counsel, Executive Vice President – Corporate Development and Secretary	2002

James P. Calhoun	55	Vice President – Human Resources	1995

John H. Erickson	56	Vice President – Research and Development	1996

Stuart B. Johnson	58	Vice President – Manufacturing	1997

     Mr. Chavez has been President, Chief Executive Officer and Director of the Company since April 1998.

     Mr. Merrill has been Executive Vice President — Finance of the Company since March 1998, Chief Financial Officer of the Company since April 1994, Treasurer of the Company since February 1981 and was Secretary of the Company from February 1989 to June 2002.

     Mr. Drees has been Executive Vice President — Sales and Marketing of the Company since March 1998 and was Vice President — Sales and Marketing of the Company from April 1996 to March 1998.

     Mr. Hawari has been General Counsel and Executive Vice President — Corporate Development of the Company since February 2002 and Secretary of the Company since June 2002. Prior to joining the Company, Mr. Hawari was a partner in the Dallas-based law firm of Hughes & Luce, LLP, where he served as the head of the Corporate Section and as a member of the firm’s Management and Executive Committees. Mr. Hawari joined Hughes & Luce in 1984.

     Mr. Calhoun has been Vice President — Human Resources of the Company since April 1995.

     Mr. Erickson has been Vice President — Research and Development of the Company since September 1996.

     Mr. Johnson has been Vice President — Manufacturing of the Company since June 1997.

Compensation of Executive Officers

     The following tables set forth certain information regarding compensation of the Named Executive Officers for the periods indicated.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
				Other	Restricted	Securities	LTIP	All Other
Name and				Annual	Stock	Underlying	Pay-	Compen-
Principal		Salary	Bonus	Comp.(1)	Award(s)	Options/	outs	sation(2)
Position	Year	($)	($)	($)	($)	SARs (#)	($)	($)
Christopher G. Chavez (C.E.O.)	2004	$333,692	$155,520	—	—	150,000	—	$6,500
	2003	$295,124	$360,000	—	—	150,000	—	$6,000
	2002	$250,846	$301,445	—	—	75,000	—	$5,500

Scott F. Drees (Executive Vice President)	2004	$222,870	$51,936	—	—	75,000	—	$6,500
	2003	$198,431	$120,204	—	—	75,000	—	$6,000
	2002	$181,873	$124,619	—	—	37,500	—	$5,500

F. Robert Merrill III (C.F.O.)	2004	$181,952	$42,360	—	—	60,000	—	$6,500
	2003	$163,510	$98,952	—	—	60000	—	$6,000
	2002	$151,171	$90,790	—	—	30,000	—	$5,500

John H. Erickson (Vice President, Research and Development)	2004	$168,688	$39,384	—	—	60,000	—	$6,500
	2003	$147,074	$89,496	—	—	60000	—	$6,000
	2002	$134,181	$80,623	—	—	22,500	—	$5,500

Kenneth G. Hawari (General Counsel, Executive Vice President and Secretary)	2004	$240,277	$116,650	—	—	60,000	—	$6,500
	2003	$214,154	$216,000	—	—	60,000	—	$6,000
	2002	$177,692	$183,000	—	—	112,500	—	$5,331

(1)	None of the Named Executive Officers received personal benefits, securities or property in excess of the lesser of $50,000 or 10% of such individual’s reported salary and bonus.

(2)	Reflects matching employer contributions under the Company’s Employees 401(k) Savings Plan.

Compensation of Executive Officers

Option/SAR Grants in 2004 Fiscal Year (Individual Grants)

		Percent of
		Total
		Options/			Potential Realizable Value
	Number of	SARs			at Assumed Annual Rates
	Securities	Granted to	Exercise		of Stock Price
	Underlying	Employees	or Base		Appreciation
	Options/SARs	In Fiscal	Price	Expiration	for Option Term
Name	Granted(1) (#)	Year	($/Sh)	Date	5%	10%

Christopher G. Chavez	51,750	6.05	41.00	03/04/2014	1,334,126	3,380,805
	98,250	11.49	32.63	06/01/2014	2,015,823	5,108,290

Scott F. Drees	25,875	3.03	41.00	03/04/2014	667,063	1,690,403
	49,125	5.74	32.63	06/01/2014	1,007,911	2,554,145

F. Robert Merrill III	20,700	2.42	41.00	03/04/2014	533,651	1,352,322
	39,300	4.59	32.63	06/01/2014	806,329	2,043,316

John H. Erickson	20,700	2.42	41.00	03/04/2014	533,651	1,352,322
	39,300	4.59	32.63	06/01/2014	806,329	2,043,316

Kenneth G. Hawari	20,700	2.42	41.00	03/04/2014	533,651	1,352,322
	39,300	4.59	32.63	06/01/2014	806,329	2,043,316

(1)	Vests over a 4-year period – 25% per year beginning March 4, 2005 and June 1, 2005, respectively.

Aggregated Option/SAR Exercises in 2004 Fiscal Year
And 2004 Fiscal Year End Option/SAR Values

	Shares		Number of Securities
	Acquired		Underlying Unexercised		Value of Unexercised
	on	Value	Options/SARs at		In-the-Money Options/SARs
	Exercise	Realized	FY-end (#)		at FY-end ($)(1)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Christopher G. Chavez	71,742	1,614,923	80,882	309,376	1,567,286	3,618,319

Scott F. Drees	10,709	235,469	27,542	153,750	492,604	1,778,801

F. Robert Merrill III	25,000	608,684	7,626	123,750	157,216	1,447,320

John H. Erickson	19,012	696,111	77,348	120,000	2,153,970	1,370,670

Kenneth G. Hawari	27,500	602,901	15,000	130,000	306,590	1,530,331

(1)	Represents the difference between the closing market price of the Company’s common stock on Nasdaq on December 31, 2004 of $39.46 and the exercise price of the options.

Equity Compensation Plan Information

     The following table provides information with respect to shares of common stock that may be issued under the Company’s existing stock incentive plans as of December 31, 2004.

			Number of Securities
			Remaining Available
	Number of Securities to be	Weighted-Average	for Future Issuance
	Issued Upon Exercise of	Exercise Price of	Under Equity
Plan Category	Outstanding Options	Outstanding Options	Compensation Plans

Equity Compensation Plans Approved by Security Holders (2)	2,715,180	$24.43	303,942

Equity Compensation Plans Not Approved by Security Holders (1) (2)	785,826	$21.21	3,880

Total	3,501,006	$23.71	307,822

(1)	Executive officers and members of the Board are not eligible to receive stock options under equity compensation plans that not approved by the Company’s shareholders.

(2)	Certain of the plans allow the aggregate number of shares of common stock reserved for issuance under a plan to be increased by the same percentage that the total number of issued and outstanding shares of the Company’s common stock increased from the preceding January 1 to the following December 31 (if such percentage is positive).

Equity Compensation Plans Not Approved By Security Holders

     In April 2001, the Board of Directors adopted the 2001 Employee Stock Option Plan (the 2001 Plan). The purpose of the 2001 Plan is to furnish additional equity incentives to key employees of the company, other than executive officers of the company. Members of the Board of Directors are also ineligible to participate in the 2001 Plan. The additional equity incentives are designed to increase shareholder value and to advance the interests of the company by furnishing incentives to attract and retain the best available personnel for positions of substantial responsibility and to provide incentives to such personnel to promote the success of the business of the company and its subsidiaries. The total number of shares of common stock originally issuable under the 2001 Plan was 270,000, subject to an adjustment on January 1 of each year (commencing on January 1, 2002), when the aggregate number of shares of common stock then issuable upon the exercise of options will be increased by the same percentage that the total number of issued and outstanding shares of common stock increased from the preceding January 1 to the following December 31 (if the percentage is positive). On January 1, 2002, 2003, 2004 and 2005, 49,788 shares, 115,572 shares, 27,907 shares, and 14,686 shares, respectively were added to the 2001 Plan pursuant to this provision. All options granted under the 2001 Plan will be “nonqualified stock options” under the Internal Revenue Code of 1986, as amended from time to time. All stock option grants under the 2001 Plan expire ten years from the date of grant and for the most part are exercisable one-fourth each year over a four-year period of continuous service. The exercise price of an option granted under the 2001 Plan is determined by the Stock Option Committee, but in no event can be less than the fair market value of the common stock at the time the stock option is granted.

     In June 2002, the Board of Directors adopted the 2002 Stock Option Plan (the 2002 Plan). The purpose of the 2002 Plan is to furnish additional equity incentives to advisory directors, consultants and key employees of the company, other than executive officers of the company. Members of the Board of Directors are also ineligible to participate in the 2002 Plan. The additional equity incentives are designed to increase shareholder value and to advance the interests of the company by furnishing incentives to attract and retain the best available advisory directors, consultants and key employees for positions of substantial responsibility and to provide incentives to such advisory directors, consultants and key employees to promote the success of the business of the company and its subsidiaries. The total number of shares of common stock originally issuable under the 2002 Plan was 337,500, subject to an adjustment on January 1 of each year (commencing on January 1, 2003), when the aggregate number of shares of common stock then issuable upon the exercise of options will be increased by the same percentage that the total number of issued and outstanding shares of common stock increased from the preceding

Equity Compensation Plan Information

January 1 to the following December 31 (if the percentage is positive). On January 1, 2003, 2004, and 2005, 121,973 shares, 29,452 shares, and 15,499 shares, respectively, were added to the 2002 Plan pursuant to this provision. All options granted under the 2002 Plan will be “nonqualified stock options” under the Internal Revenue Code of 1986, as amended from time to time. All stock option grants under the 2002 Plan expire six years from the date of grant for advisory directors and consultants and ten years from the date of grant for key employees. For the most part, stock option grants to key employees under the 2002 Plan are exercisable one-fourth each year over a four-year period of continuous service while stock option grants to advisory directors and consultants vary from cliff vesting in eighteen months, one-half each year over a two-year period of service, one-third each year over a three-year period of service, one-fourth each year over a four-year period of service to one-fifth each year over a five-year period of service. The exercise price of an option granted under the 2002 Plan is determined by the Stock Option Committee, but in no event can be less than the fair market value of the common stock at the time the stock option is granted.

Employment Contracts

Change-in-Control Arrangements

     We have entered into change-in-control agreements with each of the Named Executive Officers. These agreements generally provide that if within two years from the date of a “change-in-control” of the Company (as defined below), the employment of the executive is terminated without cause, or in the event that the executive terminates his or her employment with the Company based on a change in or diminishment of his or her responsibilities, or a reduction in salary, the executive will be entitled to severance pay as provided for in his or her agreement. Messrs. Chavez’s and Hawari’s agreements only require a change-in-control to trigger their right to severance compensation. The severance pay for Messrs. Chavez and Hawari would be an amount equal to three times each of their respective annual salary and bonus compensation. The severance pay for Messrs. Merrill and Drees would be an amount equal to one and one-half times each of their respective annual salary and bonus compensation. Additionally, all of the executives are entitled to a job search lump sum payment of $25,000. All agreements renew automatically each May, unless the Board provides at least ninety days notice prior to May that the agreement will not be renewed.

     For purposes of each of these agreements, a “change-in-control” generally means any of the following events: (1) the consummation of a consolidation, merger or other reorganization in which the Company is merged, consolidated or reorganized into or with another corporation or other legal person or in which shares of the Company’s stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company’s common stock immediately prior to the merger own more than 50% of the common stock of the surviving corporation or its ultimate parent immediately after the merger; (2) the sale of all or substantially all of the Company’s assets; (3) if at any time the persons serving on the Board cease for any reason to constitute at least a majority thereof; and (4) the approval by the Company’s shareholders of our complete liquidation or dissolution.

Employment Agreements

     We entered into an employment agreement as of April 1, 2002 with Christopher G. Chavez pursuant to which Mr. Chavez serves as Chief Executive Officer and President of the Company. Under the employment agreement, which has a term of three years, Mr. Chavez receives an annual base salary of at least $253,500, subject to annual adjustment. In addition, Mr. Chavez may receive a performance-based incentive bonus equal to 60% of his annual base salary earned by meeting certain strategic milestones and objective measurements of profitability and shareholder value determined annually by mutual agreement of Mr. Chavez and the Board. If Mr. Chavez’s performance exceeds the objectives so established, Mr. Chavez could earn a larger bonus, and correspondingly, if performance falls short of the objectives, Mr. Chavez may receive less than the full bonus percentage. Mr. Chavez is also entitled to employee benefits generally made available to other officers of the Company and certain other perquisites. If the Company terminates Mr. Chavez’s employment without cause (as defined in the agreement), Mr. Chavez will receive severance compensation equal to 200% of his annual salary and anticipated annual bonus. This termination payment is not payable, however, if the cause of termination is a “change-in-control,” in which case Mr. Chavez is entitled only to severance compensation under the change-in-control agreement described above. The employment agreement also contains confidentiality, trade secret and noncompetition provisions that are intended to protect the Company’s intellectual property, trade secrets and other confidential information. This agreement automatically renewed for an additional one-year term beginning April 1, 2005.

     We also entered into an employment agreement as of April 1, 2002 with Kenneth G. Hawari pursuant to which Mr. Hawari serves as General Counsel and Executive Vice President of the Company. Under the employment agreement, which has a term of three years, Mr. Hawari receives an annual base salary of at least $200,000, subject to annual adjustment. In addition, Mr. Hawari may receive a bonus equal to 50% of his annual base salary earned by satisfactorily performing his duties. If Mr. Hawari’s performance exceeds this standard, he could earn a larger bonus, and correspondingly, if performance falls short of this standard, Mr. Hawari may receive less than the full bonus percentage. In addition, to the extent that other executive vice presidents and vice presidents of the Company earn bonuses under the Company’s bonus plan for vice presidents, which is based on objective measurements of net revenue and earnings from operations performance, he could earn a commensurate bonus. Mr. Hawari is also entitled to employee benefits generally made available to other officers of the Company and certain other

Employment Contracts

perquisites. If the Company terminates Mr. Hawari’s employment without cause (as defined in the agreement), Mr. Hawari will receive severance compensation equal to 200% of his annual salary and anticipated annual bonus. This termination payment is not payable, however, if the cause of termination is a “change-in-control,” in which case Mr. Hawari is entitled only to severance compensation under the change-in-control agreement described above. The employment agreement also contains confidentiality, trade secret and noncompetition provisions that are intended to protect the Company’s intellectual property, trade secrets and other confidential information. This agreement automatically renewed for an additional one-year term beginning April 1, 2005.

Compensation Committee Report

General Compensation Policy

     The Compensation Committee, comprised of three independent directors, establishes compensation strategies, policies and programs for the Company’s executive officers, and approves executive officers’ annual salary and cash bonus awards. The Stock Option Committee, comprised of two independent directors, grants awards under and administers the Company’s stock incentive plans to provide equity incentives that attract, retain and motivate the Company’s executive officers and align their interests with the shareholders.

     The Board, the Compensation Committee and the Stock Option Committee believe that the Company’s success requires an experienced and highly motivated professional staff. Therefore, the Company’s compensation program is primarily designed to attract and retain highly capable executive officers and key employees, motivate such individuals to achieve the Company’s strategic financial and operating objectives and reward performance that meets such objectives.

     The Company’s executive compensation program combines base salary, annual bonus and equity incentives to attract and retain executives. Base salary increases and annual bonuses are based, in part, on corporate performance. Compensation is also based on a competitive analysis of compensation paid by other comparable companies, current market conditions for recruiting highly skilled and/or specialized talent, the need to retain key executives, the experience level and market worth of current executives and individual performance.

     Under the Company’s annual bonus program, year-end cash bonuses generally are awarded to executive officers based on the level of achievement of annual revenue and earnings objectives. The Compensation Committee establishes targeted bonus levels for executive officers annually, as well as individual performance.

     The Company’s equity incentive programs are intended to motivate executive officers and key employees of the Company by providing long-term incentives to these individuals, all in a manner that is consistent with shareholder interests. Stock options have generally been granted annually, with an exercise price equal to the fair market value of the Company’s common stock on the grant date. The number of options granted to a recipient is determined using various factors such as the long-term incentives granted to executive officers in companies of comparable size and the individual recipient’s contribution to the Company. To encourage long-term performance, options generally vest over a four-year period. Pursuant to the Advanced Neuromodulation Systems, Inc. 2004 Stock Incentive Plan approved at the Company’s 2004 Annual Meeting of Shareholders, executive officers and key employees may also be granted restricted stock in the future, in lieu of or in addition to stock options.

     In addition to using local and national survey data, the Company may use the services of independent compensation and benefits consulting firms to provide analysis and recommendations for competitive pay levels and programs.

     In early 2004, the Compensation Committee increased the base salary levels of the Company’s seven executive officers by an average of 8%. At year-end 2004, based on performance for 2004, the Compensation Committee granted cash bonuses in the aggregate of $478,438 to these seven executive officers.

Compensation of the Chief Executive Officer

     The base salary of Mr. Chavez, the Chief Executive Officer of the Company, was increased by 8% to $324,000 in early 2004. The Compensation Committee also established the target bonus in 2004 for Mr. Chavez of 60% of his base salary, with a potential range of 0% to 120% of his base salary, depending on the degree of attainment of the budgeted revenue and earnings objectives of the Company in 2004. Based on 2004 results, the Compensation Committee awarded Mr. Chavez a cash bonus of $155,520, which is part of the $478,438 of total bonuses granted to the Company’s seven executive officers for 2004.

     In 2004, Mr. Chavez was also granted options to purchase 150,000 shares of the Company’s common stock, of which 51,750 shares were granted at an exercise price of $41.00 and 98,250 shares were

Compensation Committee Report

granted at an exercise price of $32.63, the fair market value of the common stock on the respective grant dates.

Deductibility of Compensation

     Compensation in excess of $1 million per year realized by any of our five most highly compensated executive officers is not deductible by the Company for federal income tax purposes unless the compensation arrangement complies with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. Our stock incentive plans used to compensate executive officers have complied, and are intended to continue to comply, with the requirements of Section 162(m).

COMPENSATION COMMITTEE

Hugh M. Morrison – Chairman
Robert C. Eberhart
Michael J. Torma

     The Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulation 14A or 14C, other than as provided in Item 402 of Regulation S-K, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically request that such information be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Performance Graph

The following graph compares the cumulative total return of the Company’s common stock during the period commencing December 31, 1999 through December 31, 2004, with the Nasdaq U.S. Market Index and an index of companies within the Standard Industrial Code for Medical Devices, Instruments, and Supplies (the “Peer Index”). The graph assumes the reinvestment of dividends.

Dec. 99	Dec. 00	Dec. 01	Dec. 02	Dec. 03	Dec. 04
100.000	217.328	376.000	374.400	735.680	631.360
100.000	60.308	47.837	33.073	49.449	53.813
100.000	103.162	113.379	91.708	135.678	158.960

     The stock price performance depicted in the Performance Graph is not necessarily indicative of future price performance. The Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulation 14A or 14C, other than as provided in Item 402 of Regulation S-K, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that such information be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act or the Exchange Act.

Audit Committee Report

     The Audit Committee of the Board of Directors is composed entirely of independent directors. The Board of Directors has determined that each member of the Audit Committee has met the independence requirements of Nasdaq, the Securities and Exchange Commission and the Company’s independence standards as set forth in the Company’s Audit Committee Charter.

     Management is responsible for the Company’s system of internal controls and financial reporting processes. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles, as well as examining and reporting on management’s assessment about the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

     The Audit Committee has met and held discussions with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. These meetings included sessions at which management was not present. The Audit Committee discussed with Ernst & Young LLP the results of its audit of the Company’s consolidated financial statements, as well as its audit of management’s assessment about the effectiveness of the Company’s internal controls over financial reporting. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee reviewed and discussed the Company’s consolidated financial statements and the internal control audits over financial reporting as required under Section 404 of the Sarbanes-Oxley Act of 2002 with management and Ernst & Young LLP. The Audit Committee also discussed with Ernst & Young LLP matters related to the financial reporting process required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and applicable Securities and Exchange Commission rules.

     Ernst & Young LLP also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee reviewed with Ernst & Young LLP its independence.

     Based on the Audit Committee’s discussions with management and Ernst & Young LLP, the Audit Committee’s review of the representations of management and the reports of Ernst & Young LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

MEMBERS OF THE AUDIT COMMITTEE

J. Philip McCormick — Chairman
Joseph E. Laptewicz
Richard D. Nikolaev

     The Report of the Audit Committee and the information contained in the Report shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulation 14A or 14C of the Securities Act of 1933, as amended, other than as provided in Item 306 of Regulation S-K thereunder, or subject to the liabilities of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be deemed incorporated into any filings of the Company other than this proxy statement, except as specified by the Company.

Proposal 2

RATFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          In accordance with the Company’s Audit Committee Charter, the Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2005. The Board recommends, and unless otherwise directed the designated persons named in the enclosed form of proxy will vote for, ratification of such appointment of Ernst & Young LLP, 2121 San Jacinto Street, Suite 1500, Dallas, Texas 75201.

          The Audit Committee is not bound by the results of the vote regarding ratification of the independent registered public accounting firm. The Audit Committee will consider the results of the vote, however, particularly a failure to ratify the selection of the independent registered public accounting firm, in selecting the independent registered public accounting firm in the future. If ratification of such appointment of Ernst & Young LLP is received, the Audit Committee, which has direct authority to engage independent registered public accounting firms, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that the change would be in the best interests of the Company and its shareholders.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE
SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM OF THE COMPANY.

Proposal 3

APPROVAL OF THE AMENDMENT TO THE ADVANCED NEUROMODULATION SYSTEMS, INC.
2004 STOCK INCENTIVE PLAN

     The Board believes that the Company’s ability to attract, retain and motivate its professional personnel is essential to maintaining the Company’s competitive position in the markets in which it competes. The Board has determined that the current number of shares of common stock available for issuance under the Company’s existing stock incentive plans is insufficient to provide the appropriate level of performance incentives to the Company’s current and future personnel. As of March 31, 2005, an aggregate of 494,110 shares of common stock remained available for issuance under the Company’s existing stock incentive plans.

     On February 18, 2004, the Board unanimously approved and adopted the Advanced Neuromodulation Systems, Inc. 2004 Stock Incentive Plan (the “2004 Plan”), subject to shareholder approval. In May 2004, the shareholders approved the 2004 Plan. Under the 2004 Plan, an aggregate of 750,000 shares of common stock are reserved for issuance to the Company’s officers, directors, key employees, clinical advisors and consultants, either in the form of stock options or restricted stock. On February 16, 2005, the Board unanimously approved and adopted an amendment to the 2004 Plan (the “Amendment”), subject to shareholder approval. Under the Amendment, the number of shares available for grants of incentive stock options, non-qualified stock options, and restricted stock that are exercisable into or issuable for (as the case may be) will be increased from 750,000 shares to 1,000,000 shares of the Company’s common stock.

     The Amendment to the 2004 Plan is being submitted to the Company’s shareholders for approval to comply with the Nasdaq Marketplace Rules and the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) limits the tax deduction available to the Company with respect to compensation paid to certain of its executive officers. Performance-based compensation is not subject to Section 162(m). Stock options qualify as performance-based compensation if the option price is at least equal to the fair market value of the Company’s common stock on the grant date. Restricted stock qualifies as performance-based compensation if it is payable on account of performance and satisfies other requirements, one of which is that the material terms of the performance goals for which the compensation is to be paid are approved by the Company’s shareholders.

Summary

     A summary of the principal features of the 2004 Plan is provided below, but is qualified in its entirety by reference to the full text of the 2004 Plan, which was set forth on Appendix A to our 2004 Proxy Statement and to the text of the Amendment to the 2004 Plan, which is attached as Appendix A to this Proxy Statement.

     Purpose of the Plan. The purpose of the 2004 Plan is to grant equity incentives to the Company’s officers, directors, key employees, clinical advisors and consultants to attract, retain and motivate such individuals, all in a manner that is consistent with shareholder interests.

     Authorized Shares. There are currently 750,000 shares of common stock reserved for issuance pursuant to stock options or restricted stock awards under the 2004 Plan. The individual limit as to the amount of awards any plan participant may be awarded in any particular year is 750,000. In addition, no more than 750,000 shares of common stock can be granted as incentive stock options. In the event stock options awarded under the 2004 Plan terminate or expire or are cancelled or surrendered without having been exercised in full, or restricted stock granted under the 2004 Plan fails to vest and is forfeited in whole or part, the shares subject to such awards are returned to the pool of shares reserved for issuance under the 2004 Plan. The Amendment to the 2004 Plan seeks to increase the number of shares available for grants of incentive stock options, non-qualified stock options, and restricted stock that are exercisable into or issuable for (as the case may be) from 750,000 shares to 1,000,000 shares of the Company’s common stock.

     In the event that each of the outstanding shares of the Company’s common stock is changed into or exchanged for a different number or kind of stock of the Company or another corporation (whether by

Proposal 3

reason of merger, consolidation, recapitalization or otherwise), or in the event of a stock split or stock dividend, then the shares of common stock reserved for issuance under the 2004 Plan, as well as the shares subject to any outstanding stock options or restricted stock awards, will be so exchanged or proportionately adjusted, as applicable.

     Administration. The Stock Option Committee has the authority to construe, interpret and administer the 2004 Plan, as well as determine:

•	award recipients;

•	grant dates;

•	number of shares subject to awards;

•	exercisability of awards;

•	exercise price, subject to the limits regarding incentive stock options described below; and

•	other terms of awards.

     Term. The Stock Option Committee may suspend, discontinue or terminate the 2004 Plan at any time. All incentive stock options must be granted within ten years from the date the 2004 Plan is approved by the Company’s shareholders.

     Plan Amendments. The Stock Option Committee may at any time amend the 2004 Plan without shareholder approval, unless such amendment is material and requires shareholder approval under applicable law or Nasdaq rules. The Stock Option Committee may not, however, without the prior approval of the Company’s shareholders, “reprice” an outstanding stock option or restricted stock award by lowering the exercise price of the award, canceling the outstanding award and issuing or exchanging a replacement or substitute award, or taking other actions that would be treated as a “repricing” under generally accepted accounting principles, unless such repricing is necessary to prevent dilution in connection with a merger, consolidation, recapitalization, stock split or other similar transaction in accordance with and as provided in the 2004 Plan. The Stock Option Committee also may not amend an outstanding stock option or restricted stock award without the consent of the holder, if such amendment would impair the award. Notwithstanding the foregoing, the Stock Option Committee may, without the option holder’s consent, increase the exercise price of an incentive stock option if necessary to maintain such option’s qualified status, or convert any incentive stock option into a nonqualified stock option.

     Eligibility. The Company’s officers, directors, key employees, clinical advisors and consultants are all eligible to participate in the 2004 Plan. Generally, incentive stock options may be granted only to the Company’s employees, whereas non-qualified stock options and restricted stock awards may be granted to the Company’s officers, directors, key employees, clinical advisors or consultants. Currently, there are approximately 225 individuals eligible to participate in the 2004 Plan.

     Stock Option Awards. Each stock option granted under the 2004 Plan will be evidenced by a stock option agreement. The Stock Option Committee determines the exercise price, the terms of exercise, the vesting schedule, the number of shares of common stock subject to each stock option award, and all other conditions of stock option awards; provided that, a stock option’s exercise price may not be less than the fair market value of the Company’s common stock on the grant date. Stock options granted under the 2004 Plan are not transferable, except by will or the laws of descent and distribution. The Stock Option Committee is authorized to grant stock options and restricted stock subject to a minimum three-year vesting schedule, and no installment may vest prior to one year’s employment or service. The exception is that no more than 10% of the common stock reserved for issuance can be granted outside the terms of that limitation for grants to a person not previously employed by the Company as an inducement essential to the individual’s joining the Company, a consultant whose consulting agreement has a term less than three years, or similar extraordinary circumstances in the Committee’s discretion exercised in good faith.

     All unvested stock options immediately terminate upon an option holder’s termination of employment, including by death or disability. All unexercised vested stock options terminate three months after an option holder’s employment is terminated with the Company for any reason other than death or disability and one year after an option holder’s employment is terminated due to death or disability. Generally, the

Proposal 3

Stock Option Committee may, but is not required to, accelerate the exercisability of any stock option granted under the 2004 Plan upon the sale of the Company or a similar transaction.

     Optionees may pay the exercise price of a stock option with cash, check or at the Stock Option Committee’s approval, with shares of the Company’s common stock that the optionee has held for at least six months or such other consideration the Stock Option Committee approves.

     Both incentive stock options and non-qualified stock options may be granted under the 2004 Plan. In order for a stock option to qualify as an incentive stock option, it must meet certain tax requirements. Under current law, these requirements include limits on the value of incentive stock options that may become exercisable for the first time by an employee during any calendar year. Employees may not receive incentive stock options that exceed the $100,000 per year limitation set forth in Section 422(d) of Code. The Company will treat any stock options covering its common stock in excess of $100,000 as non-qualified stock options.

     Incentive stock options are not exercisable after the expiration of ten years from their grant date; however, if the optionee owns more than 10% of the Company’s common stock (a “10% Shareholder”) on the grant date, then such incentive stock options may not be exercised after the expiration of five years from their grant date. Also, any incentive stock option granted to a 10% Shareholder must have an exercise price not less than 110% of the fair market value of the Company’s common stock on such option’s grant date.

     Restricted Stock Awards. Each restricted stock award granted under the 2004 Plan will be evidenced by a restricted stock agreement. Under the 2004 Plan, restricted stock may be granted either alone or in addition to stock options. The Stock Option Committee determines the recipients of restricted stock awards, the number of shares awarded, the exercise price, if any, of such shares, the terms of forfeiture and transferability and all other conditions of restricted stock awards.

     Any shares of restricted stock remaining subject to forfeiture at the time of a holder’s termination of employment with the Company, including by death or disability, are immediately forfeited. Generally, the Stock Option Committee may, but is not required to, accelerate the lapsing of the forfeiture provisions of restricted stock granted under the 2004 Plan upon the sale of the Company or a similar transaction. Unvested restricted stock granted under the 2004 Plan is not transferable, except by will or the laws of descent and distribution. Vested shares of restricted stock may also be subject to restrictions on transfer under applicable federal and state securities laws, or as may be imposed by the Stock Option Committee as it deems appropriate.

     Performance Awards. Under the 2004 Plan, stock options and restricted stock awards to the Company’s Chief Executive Officer and to the next four highest compensated officers of the Company (the “Senior Executive Officers”) for the taxable year can be made without regard to the $1 million deductibility limit under 162(m) if they qualify as performance-based. Stock options qualify as performance-based compensation if the option price is at least equal to the fair market value of the Company’s common stock on the grant date. Restricted stock qualifies as performance-based compensation if such awards are contingent on the achievement of pre-established performance criteria. In accordance with Section 162(m), the Stock Option Committee has set such performance criteria to be the Senior Executive Officers’ continued service with the Company.

Certain U.S. Federal Income Tax Consequences

     The following discussion summarizing certain federal income tax consequences is based on the Code, the applicable final Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). EACH PLAN PARTICIPANT IS ENCOURAGED TO SEEK THE ADVICE OF QUALIFIED TAX ADVISORS REGARDING THE TAX CONSEQUENCES FOR PARTICIPATION IN THE 2004 PLAN.

     Incentive Stock Options. Income is not recognized by a participant for federal income tax purposes upon the grant or exercise of an incentive stock option. However, the excess of the fair market value of

Proposal 3

shares received upon the exercise of an incentive stock option over the option price for such shares is an item of adjustment for the optionee for purposes of the alternative minimum tax in the year of exercise. Generally, the optionee’s basis in the shares received upon the exercise of a incentive stock option is equal to the exercise price of such shares. If the optionee holds such shares for at least one year after exercise and two years after the grant of the option (the “Applicable Holding Period”), the optionee will recognize capital gain or loss upon sale of the shares equal to the excess of the amount realized on such sale over the exercise price. Generally, if the shares are not held for that period of time, the optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of such shares. Any additional gain realized by the optionee upon such disposition will be a capital gain.

     Generally, the Company is not entitled to a deduction upon the exercise of an incentive stock option by an optionee. However, if the optionee disposes of such shares less than one year following exercise or two years after grant of the option, the Company may deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares at the time such income is recognized by the optionee.

     Non-Qualified Stock Options. Income is not recognized by a participant for federal income tax purposes upon the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the optionee recognizes income equal to the excess of fair market value of the shares received over the exercise price. The income recognized upon the exercise of a non-qualified stock option by an employee will be considered compensation subject to withholding. The Company receives a deduction equal to the amount of ordinary income recognized by the optionee at the time of such recognition by the optionee.

     Generally, the optionee’s basis in the shares received upon the exercise of a non-qualified stock option is equal to the exercise price of such shares plus any income recognized by the optionee upon exercise of the non-qualified stock option. If an optionee thereafter sells the shares acquired, any amount realized over the basis of such shares will constitute capital gain to the optionee for federal income tax purposes.

     Stock For Stock Exercise. Upon the prior approval of the Stock Option Committee, if an optionee uses already owned common stock of the Company to pay the exercise price for shares under an option, generally, the number of shares received pursuant to the option which is equal to the number of shares delivered in payment of the exercise price is considered received in a nontaxable exchange. The optionee has a carryover basis with respect to those shares received that are equal in number to the shares surrendered as payment. The optionee’s basis in the additional shares received is equal to any amount included in the optionee’s gross income (i.e., from the exercise of a non-qualified stock option), plus any cash paid for such shares. The optionee has a carryover holding period with respect to those shares received that are equal in number to the shares surrendered as payment. The holding period of any additional shares received begins on the date that the option is exercised.

     The resulting tax consequences vary if such already owned shares are “statutory option stock” (acquired or exercise of an incentive stock option), and such statutory option stock has not been held by the optionee for the Applicable Holding Period. If the stock used to pay the exercise price of an incentive stock option is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of such stock is a disqualifying disposition described in Section 421(b) of the Code, which results in the recognition of ordinary income by the optionee in an amount equal to the excess of the fair market value of the statutory option stock at the time the option covering such stock was exercised over the option price of such stock.

     Restricted Stock. Income is not recognized by a holder of restricted stock for federal income tax purposes upon the grant of restricted stock until the first taxable year in which the stock is either transferable or no longer subject to a substantial risk of forfeiture, whichever is earlier. At that time, the holder recognizes income equal to the excess of the fair market value of the shares received with respect to which the restrictions have lapsed (with such value determined as of the date the stock became transferable or no longer subject to a substantial risk of forfeiture) over the price paid, if any, for such restricted stock. Such income is considered compensation subject to withholding.

Proposal 3

     A holder of restricted stock may make an election under Section 83(b) of the Code to include in income in the year the restricted stock is issued the excess of fair market value of the shares received over the price paid for the restricted stock. This election must be made within 30 days after the restricted stock is transferred to the holder. In the event the election is made and the restricted stock is later forfeited, the holder is not allowed a deduction with respect to the restricted stock forfeited.

     Under the terms of the 2004 Plan the holder of restricted stock is entitled to dividends paid in cash to the same extent as if the stock were not subject to any restrictions. Dividends paid in cash will constitute ordinary income. Under the terms of the plan, dividends paid in stock are subject to the same restrictions as the underlying stock with respect to which the dividends were issued and are taxed in the same manner as such underlying stock.

     Generally, the Company is entitled to a deduction in the year the holder of restricted stock recognizes income therefrom, and in an amount equal to the amount of income recognized by such holder.

     Performance-Based Compensation. Performance-based awards granted to Senior Executive Officers are intended to comply with the “qualified performance-based compensation” rules under Section 162(m)(4)(C) of the Code, so that the Company will generally obtain a full deduction for federal income tax purposes for the income recognized by a Senior Executive Officer on exercise of such awards. The Stock Option Committee (which is comprised solely of outside directors) administers such awards.

     The 2004 Plan is not intended to be a “qualified plan” under Section 401(a) of the Internal Revenue Code.

2004 Plan Benefits

     The Stock Option Committee in its discretion determines awards that will be granted under the 2004 Plan, and therefore, the Company is unable to determine the awards that will be granted in the future under the 2004 Plan. The closing price of the Company’s common stock on March 21, 2005 was $27.58.

Vote Required

     The affirmative vote of the holders of more than 50% of the outstanding shares of our common stock entitled to vote and present in person or by proxy at the Annual Meeting is required to approve the 2004 Plan. Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the vote of this proposal.

     The full text of the 2004 Plan is set forth on Appendix A to this Proxy Statement.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF AMENDMENT TO THE
2004 PLAN.

Other Information

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.

     Upon receipt of the appropriate information, the Company prepared all Section 16(a) filings for its directors and executive officers during 2004, subject to their review and signing prior to filing with the SEC. The Company believes that it timely and correctly made all required Section 16(a) filings during 2004 except for a Form 4 filed on behalf of Mr. Jim Calhoun which was untimely filed on November 5, 2004 for a transaction.

Where You Can Find More Information

     The Company files reports, proxy statements and other information with the SEC. You can read and copy these reports, proxy statements and other information concerning the Company at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Company.

     Our website is located at www.ans-medical.com. We post our most recent annual report on Form 10-K, quarterly reports on Form 10-Q filed subsequent to our most recent annual report on Form 10-K, Forms 8-K, all amendments to those reports, and certain other SEC filings on our website under the heading “Investors/Financial Information and SEC Filings.” We make other SEC filings available through our website free of charge by way of a link to www.sec.gov under the heading “Click here for a list of our SEC filings.”

     You should rely only on the information contained or incorporated by reference in this Proxy Statement to vote on the election of directors, the ratification of the selection of the independent registered public accounting firm and the approval of the amendment to the 2004 Stock Incentive Plan. The Company has not authorized anyone else to provide you with different information. You should not assume that the information in this Proxy Statement is accurate as of any date other than April 15, 2005.

Appendix A

ADVANCED NEUROMODULATION SYSTEMS, INC.
2004 STOCK INCENTIVE PLAN

     1. Purpose of the Plan. This Plan shall be known as the Advanced Neuromodulation Systems, Inc. 2004 Stock Incentive Plan. The purposes of the Plan are (i) to attract and retain the best available directors, consultants and employees, and (ii) to provide incentives to such directors, consultants and employees to promote the success of the business of Advanced Neuromodulation Systems, Inc. and its subsidiaries.

     2. Definitions. As used herein, the following definitions shall apply:

          (a) “Agreement” means a written agreement between the Corporation and a Participant evidencing the terms and conditions of an individual Award grant. Each Award Agreement shall be subject to the terms and condition of the Plan.

          (b) “Award” means any Option or any Restricted Stock granted pursuant to the terms of this Plan.

          (c) “Board” means the Board of Directors of the Corporation.

          (d) “Common Stock” means the Common Stock, $.05 par value per share, of the Corporation. Except as otherwise provided herein, all Common Stock issued pursuant to the Plan shall have the same rights as all other issued and outstanding shares of Common Stock, including but not limited to voting rights, the right to dividends, if declared and paid, and the right to pro rata distributions of the Corporation’s assets in the event of liquidation.

          (e) “Committee” means the committee described in Section 18(a) that administers the Plan.

          (f) “Consultant” means any consultant or advisor who renders bona fide services to the Corporation or one of its Subsidiaries, which services are not in connection with the offer or sale of securities in a capital-raising transaction.

          (g) “Corporation” means Advanced Neuromodulation Systems, Inc., a Texas corporation.

          (h) “Date of Grant” means the date on which an Award is granted pursuant to this Plan or, if the Committee so determines, the date specified by the Committee as the date the Award is to be effective.

          (i) “Director” means any director or clinical advisor of the corporation or one of its Subsidiaries, but excluding any director or clinical advisor who is also an officer or employee of the Corporation or one of its subsidiaries.

          (j) “Disability” means any medically determinable physical or mental impairment that, in the opinion of the Committee, based upon medical reports and other evidence satisfactory to the Committee, can reasonably be expected to prevent a Participant from performing substantially all of the Participant’s customary duties or employment for a continuous period of not less than 12 months so as to be disabled within the meaning of Section 22(a)(3) of the Code.

          (k) “Employee” means any employee of the Corporation or one of its Subsidiaries, including any director who is also an officer or key employee of the Corporation or one of its Subsidiaries.

          (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          (m) “Fair Market Value” means the closing sale price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of the Common Stock on the trading day immediately prior to the date specified as reported by The Nasdaq Stock Market or by the principal national stock exchange on which the Common Stock is then listed. If there is no reported price information for the Common Stock, the Fair Market Value will be determined by the Committee, in its sole discretion. In making such determination, the Committee may, but shall not be obligated to, commission and rely upon an independent appraisal of the Common Stock.

          (n) “Non-Employee Director” means an individual who is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and also an “outside director” within the meaning of Treasury Regulation § 1.162-27(e)(3).

          (o) “Option” means a stock option granted pursuant to Section 6 of this Plan.

          (p) “Optionee” means any Employee who receives an Option.

          (q) “Participant” means any Employee, Consultant, or Director who receives an Award.

          (r) “Plan” means this Advanced Neuromodulation Systems, Inc. 2004 Stock Incentive Plan, as amended from time to time.

          (s) “Qualified Option” means any Option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code. The Committee shall cause each Option granted hereunder to be clearly designated in the Option Agreement, at the time of grant, as to whether or not it is intended to be a Qualified Option.

          (t) “Restricted Stock” means Common Stock awarded to an Employee, Consultant or Director pursuant to Section 6 of this Plan.

          (u) “Restricted Stock Distribution” means any amounts, whether stock, cash, or other property (other than regular cash dividends) paid or distributed by the Corporation with respect to Restricted Stock during the period that Restricted Stock is nontransferable and subject to a substantial risk of forfeiture within the meaning of Section 83(a)(1) of the Code because it is unvested pursuant to Section 9 of the Plan.

          (v) “Rule 16b-3” means Rule 16b-3 of the rules and regulations under the Exchange Act, as Rule 16b-3 may be amended from time to time, and any successor provisions to Rule 16b-3 under the Exchange Act.

          (w) “Subsidiary” means any now existing or hereinafter organized or acquired company of which more than fifty percent (50%) of the issued and outstanding voting stock is owned or controlled directly or indirectly by the Corporation or through one or more Subsidiaries of the Corporation.

     3. Term of Plan. The Board adopted this Plan on February 18, 2004, and it shall be effective upon obtaining shareholder approval as described below. To permit the granting of Awards under the Code, and to qualify the Awards hereunder as “performance based” under Section 162(m) of the Code, the Plan will be submitted for approval by the shareholders of the Corporation. The affirmative vote of more than 50% of the shares of the Corporation’s common stock entitled to vote, present in person or represented by proxy, at a meeting of shareholders is required for approval. The Plan will continue in effect until terminated pursuant to Section 18(a).

     4. Shares Subject to the Plan. Except as otherwise provided in Section 18 hereof, the aggregate number of shares of Common Stock issuable upon the exercise of Options or upon the grant of Restricted Stock pursuant to this Plan shall be 750,000 shares. Shares issuable upon the exercise of Options or upon the grant of Restricted Stock may either be authorized but unissued shares or treasury shares. The Corporation shall, during the term of this Plan, reserve and keep available a number of shares of Common Stock sufficient to satisfy the requirements of the Plan. If an Option should expire or become unexercisable for any reason without having been exercised in full or if Restricted Stock is forfeited, then the shares that were subject thereto shall, unless the Plan shall have terminated, become immediately available for the grant of additional Options or Restricted Stock under this Plan, subject to the limitations and adjustments set forth above. In addition, for purposes of calculating the aggregate number of shares that may be issued under this Plan, only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when shares of Common Stock are used as full or partial payment for shares issued upon exercise of a Award. If permitted by the Corporation pursuant to Section 10, shares tendered by a Participant as payment for shares issued upon such exercise shall be available for reissuance under the Plan.

     5. Eligibility. Qualified Options may be granted under Section 6 of the Plan to Employees of the Corporation or its Subsidiaries who are officers or other key employees as may be determined by the Board or the Committee. Nonqualified Options may be granted under Section 6 of the Plan to such Employees, Consultants, and Directors of the Corporation or its Subsidiaries as may be determined by the Board or the Committee. Restricted Stock may be granted under Section 6 of the Plan to such Employees, Consultants, and Directors of the Corporation or its Subsidiaries as may be determined by the Board or the Committee. Subject to the limitations and qualifications set forth in this Plan, the Board or the Committee shall also determine the number of Options or shares of Restricted Stock to be granted, the number of shares subject to each Option or Restricted Stock grant, the exercise price or prices of each Award, the vesting and exercise period of each Option and the vesting and/or forfeiture provisions relating to Restricted Stock, whether an Option may be exercised as to less than all of the Common Stock subject thereto, and such other terms and conditions of each Option or grant of Restricted Stock, if any, as are consistent with the provisions of this Plan. In connection with the granting of Qualified Options, the aggregate Fair Market Value (determined at the Date of Grant of a Qualified Option) of the shares with respect to which Qualified Options are exercisable for the first time by an Optionee during any calendar year (under all such plans of the Optionee’s employer corporation and its parent and subsidiary corporations as defined in Section 424(e) and (f) of the Code, or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming an Option in a transaction to which Section 424(a) of the Code applies (collectively, such corporations described in this sentence are hereinafter referred to as “Related Corporations”)) shall not exceed $100,000 or such other amount as from time to time provided in Section 422(d) of the Code or any successor provision.

     6. Grant of Options and Restricted Stock. Unless the Plan is suspended or terminated as provided in Section 18(c), the Committee shall determine the number of shares of Common Stock to be offered from time to time pursuant to Options and Restricted Stock granted hereunder and shall grant said Options and awards of Restricted Stock under the Plan. The grant of said Awards shall be evidenced by Option Agreements and Restricted Stock Agreements containing such terms and provisions as are approved by the Committee and executed on behalf of the Corporation by an appropriate officer. In connection with the granting of any Awards under the Plan, the aggregate number of shares of Common Stock with respect to which Awards may be granted to any single Employee in any one calendar year will not exceed 750,000. Solely for this purpose, Awards that lapse or are cancelled continue to count against this calendar year limit. Notwithstanding the foregoing, the Committee is authorized to grant Options and Restricted Stock so long as each grant is subject to a vesting schedule of at least three years (no more than one-third of the shares subject to the grant may vest sooner than annually over a period of at least three years), and no installment may vest prior to one year’s employment or service. The only exception to this limitation is that up to 10% of the shares of Common Stock reserved for issuance pursuant to this Plan may be granted outside the terms of that limitation for grants to a person not previously employed by the Company as an inducement essential to the individual’s joining the Company, a consultant whose consulting agreement has a term less than three years, or similar extraordinary circumstances in the Committee’s discretion exercised in good faith.

     7. Time of Grant of Awards. The date of grant of an Award under the Plan shall be the date on which the Committee awards the Option or Restricted Stock or, if the Committee so determines, the date specified by the Board or Committee as the date the award is to be effective. Notice of the grant shall be given to each Participant to whom an Award is granted promptly after the date of such grant.

     8. Price. The exercise price for any Award (the “Exercise Price”) granted pursuant to Section 6 of the Plan shall be determined by the Committee at the Date of Grant; provided, however that

(a) the Exercise Price for any Option will not be less than 100% of the Fair Market Value of the Common Stock at the Date of Grant, and (b) if an Optionee owns on the Date of Grant more than 10 percent of the total combined voting power of all classes of stock of the Corporation or its parent or any of its subsidiaries, as more fully described in Section 422(b)(6) of the Code or any successor provision (such shareholder is referred to herein as a “10-Percent Shareholder”), the Exercise Price for any Qualified Option Granted to such Optionee will not be less than 110% of the Fair Market Value of the Common Stock at the Date of Grant.

     9. Vesting. Subject to Section 11 of this Plan, each Award under the Plan shall vest and become exercisable (in the case of Options) or nonforfeitable (in the case of Restricted Stock shares) in accordance with the provisions set forth in the applicable Option Agreement or Restricted Stock Agreement. The Committee may, but shall not be required to, permit acceleration of vesting or the accelerated lapse of any forfeiture provisions of an Award upon any sale of the Corporation or similar transaction. In exercising this discretion, the Committee may specifically consider whether the acceleration of vesting or the accelerated lapse of any forfeiture provisions of an Award hereunder upon a change of control of the Corporation causes an “excess parachute payment” (as defined in Section 280G of the Code) to occur. In the event that the Committee determines that such an excess parachute payment would result if acceleration occurred (when added to any other payments or benefits contingent on a change of control under any other agreements, arrangements, or plans) then the number of shares as to which exercisability is accelerated may be reduced so that total parachute payments do not exceed 299% of the Optionee’s “base amount” as defined in Section 280G(b)(3) of the Code. A Participant’s Option Agreement or Restricted Stock Agreement may contain such additional provisions with respect to vesting or the lapse of any forfeiture provision as the Committee may specify.

     10. Award Exercise. A Participant may pay the Exercise Price of the shares of Common Stock as to which an Award is being exercised by the delivery of (a) cash, (b) check, (c) in the Corporation’s sole discretion, by the delivery of shares of Common Stock having a Fair Market Value on the date immediately preceding the exercise date equal to the Exercise Price and have been held by the Participant at least six (6) months prior to the date of exercise, or (d) at the Corporation’s option, any other consideration that the Corporation determines is consistent with the Plan’s purpose and applicable law. If the shares to be purchased are covered by an effective registration statement under the Securities Act of 1933, as amended, any Award granted under the Plan may be exercised by a broker-dealer acting on behalf of a Participant if (i) the broker-dealer has received from the Participant or the Corporation a fully- and duly-endorsed agreement evidencing such Award, together with instructions signed by the Participant requesting the Corporation to deliver the shares of Common Stock subject to such Award to the broker-dealer on behalf of the Participant and specifying the account into which such shares should be deposited, (ii) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (iii) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision.

     11. When Qualified Options may be Exercised. No Qualified Option shall be exercisable at any time after the expiration of ten (10) years from the Date of Grant; provided, however, that if the Optionee with respect to a Qualified Option is a 10-Percent Stockholder on the Date of Grant of such Qualified Option, then such Option shall not be exercisable after the expiration of five (5) years from its Date of Grant. Upon the death of an Optionee, any vested Qualified Option exercisable on the date of death may be exercised by the Optionee’s estate or by a person who acquires the right to exercise such Qualified Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining option term of the Qualified Option and twelve months after the date of the Optionee’s death. This Section 11 only provides the outer limits of allowable exercise dates with respect to Qualified Options; the Board or the Committee may determine that the exercise period for a Qualified Option shall have a shorter duration than as specified above.

     12. Issuance of Restricted Stock Shares. Until the Restricted Stock is vested, the certificates representing the Restricted Stock and any Restricted Stock Distributions, shall be registered in the Participant’s name and bear a restrictive legend disclosing the restrictions, the existence of the Plan, and the existence of the applicable agreement granting such Restricted Stock. Such certificates shall be deposited by the Participant with the Corporation, together with stock powers or other instruments of assignments, each endorsed in blank, which will permit the transfer to the Corporation of all or any portion of the Restricted Stock and any assets constituting Restricted Stock Distributions, which shall be forfeited in accordance with the applicable agreements granting such Restricted Stock. Restricted Stock shall constitute issued and outstanding Common Stock for all corporate purposes and the Participant shall have all rights, powers and privileges of a holder of unrestricted shares except that the Participant will not be entitled to delivery of the stock certificates until all restrictions have terminated, and the Corporation will retain custody of all related Restricted Share Distributions (which will be subject to the same restrictions, terms, and conditions as the related Restricted Stock) until the restrictions lapse with respect to the corresponding Restricted Shares; and provided, further, that any Restricted Share Distribution shall not bear interest or be segregated into a separate account but shall remain a general asset of the Corporation, subject to the claims of the Corporation’s creditors, until the lapse of the transferability and forfeiture restrictions; and provided, finally, that any material breach of any terms of the agreement granting the Restricted Stock, as reasonably determined by the Committee will cause a forfeiture of both Restricted Stock and Restricted Stock Distributions.

     13. Withholding of Taxes. The Committee shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Corporation is required by any law or regulation of any governmental authority to withhold in connection with any Award including, but not limited to, (a) withholding the issuance of all or any portion of the shares of Common Stock subject to such Award until the Participant reimburses the Corporation for the amount it is required to withhold with respect to such taxes, (b) withholding any portion of such issuance in an amount sufficient to reimburse the Corporation for the amount of taxes it is required to withhold, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law, (c) allowing the Participant to deliver Common Stock as payment for the amount the Corporation is required to withhold for taxes or (d) taking any other action reasonably required to satisfy the Corporation’s withholding obligation.

     14. Conditions Upon Issuance of Shares.

          (a) The Corporation shall not be obligated to sell or issue any shares upon the exercise of any Award granted under the Plan unless the issuance and delivery of shares comply with all provisions of applicable federal and state securities laws and the requirements of The Nasdaq Stock Market or any stock exchange upon which shares of the Common Stock may then be listed.

          (b) As a condition to the exercise of an Option or the grant of Restricted Stock, the Corporation may require the person exercising the Option or receiving the grant of Restricted Stock to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of applicable federal and state securities laws.

          (c) The Corporation shall not be liable for refusing to sell or issue any shares covered by any Option or for refusing to issue any Restricted Stock if the Corporation cannot obtain authority from the appropriate regulatory bodies deemed by the Corporation to be necessary to sell or issue such shares in compliance with all applicable federal and state securities laws and the requirements of The Nasdaq Stock Market or any stock exchange upon which shares of the Common Stock may then be listed. In addition, the Corporation shall have no obligation to any Participant, express or implied, to list, register or otherwise qualify the shares of Common Stock covered by any Option or Restricted Stock.

          (d) No Participant will be, or will be deemed to be, a holder of any Common Stock subject to an Option unless and until such Participant has exercised his or her Option and paid the purchase price for the subject shares of Common Stock.

     15. Restrictions on Transfer.

          (a) Each Qualified Option under this Plan shall be transferable only by will or the laws of descent and distribution and shall be exercisable during Participant’s lifetime only by such Participant. Each nonqualified Option under this Plan shall be transferable only by will, the laws of descent and distribution, pursuant to a domestic relations order issued by a court of competent jurisdiction, or to a trust established by the Participant for estate planning purposes.

          (b) Non-vested shares of Restricted Stock issued pursuant to the Plan shall be nontransferable except by will or the laws of descent and distribution until, and only to the extent that, such shares become vested in accordance with Section 9 of the Plan.

          (c) Shares of Common Stock issued pursuant to any Award under the Plan may be subject to restrictions on transfer under applicable federal and state securities laws. The Committee may impose such additional restrictions on the ownership and transfer of shares of Common Stock issued pursuant to the Plan as it deems desirable; any such restrictions shall be set forth in any Option Agreement or Restricted Stock Agreement entered into hereunder.

     16. Modification of Plan and Agreements.

          (a) The Committee may from time to time and at any time alter, amend, suspend, discontinue or terminate this Plan; provided, however, that no such action of the Committee may, without approval of the shareholders of the Corporation, (i) increase the maximum number of shares of Common Stock that may be subject to Qualified Options under the Plan (except as provided in Section 18 of this Plan), (ii) change the class of individuals eligible to receive Qualified Options pursuant to this Plan, (iii) change the calendar year annual limit on the number of shares of Common Stock granted to a Participant in Section 6 above, or (iv) make any changes that requires shareholder approval under applicable law or The Nasdaq Stock Market rules or other exchange on which the Corporation’s securities are traded.

          (b) Except as set forth below, at any time and from time to time, the Committee may modify an outstanding Award. However, the Committee may not, without obtaining prior shareholder approval, “reprice” an outstanding Award by lowering the exercise price of the Award, canceling the outstanding Award and issuing or exchanging a replacement or substitute Award, or taking other actions that would be treated as a “repricing” under generally accepted accounting principles, unless such repricing is done in connection with an event described in Section 17 of this Plan to prevent dilution or diminishment of rights. Additionally, the Committee may not modify an outstanding Award without the prior approval of the holder of the Award, if such modification would impair the Award. Notwithstanding the foregoing, the Committee may, without the option holder’s consent, increase the exercise price of a Qualified Option if necessary to maintain such Option’s qualified status, or to convert any Qualified Option into a Nonqualified Option.

     17. Effect of Change in Stock Subject to the Plan. In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting shareholders) shall be changed into or exchanged for a different number or kind of shares of stock of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise), or in the event a stock split or stock dividend occurs, then the Corporation may either (a) substitute for each share of Common Stock then subject to Options or Restricted Stock awards or available for Options or Restricted Stock awards under Section 4 of the Plan the number and kind of shares of stock into which each outstanding share of Common Stock (other than shares held by dissenting shareholders) shall be so changed or exchanged, or the number of shares of Common Stock as is equitably required in the event of a stock split or stock dividend, together with an appropriate adjustment of the Exercise Price. The Committee may, but shall not be required to, provide additional anti-dilution protection to a Participant under the terms of the Participant’s Option Agreement or Restricted Stock Agreement.

     18. Administration.

          (a) Notwithstanding anything to the contrary herein, to the extent necessary to comply with the requirements of Rule 16b-3, the Plan shall be administered by the Stock Option Committee approved by the Board, which shall be a committee comprised solely of two or more Non-Employee Directors appointed by the Board (the group responsible for administering the Plan is referred to as the “Committee”). Awards may be granted under Section 6 only by majority agreement of the members of the Committee. Option Agreements and Restricted Stock Agreements, in the form as approved by the Committee, and containing such terms and conditions consistent with the provisions of this Plan as are determined by the Committee, may be executed on behalf of the Corporation by the

Chairman of the Board, the President or any Vice President of the Corporation. The Committee shall have complete authority to construe, interpret and administer the provisions of this Plan and the provisions of the Option Agreements and Restricted Stock Agreements granted hereunder; to prescribe, amend and rescind rules and regulations pertaining to this Plan; to suspend, discontinue or terminate this Plan; and to make all other determinations necessary or deemed advisable in the administration of the Plan. The determinations, interpretations and constructions made by the Committee shall be final and conclusive. No member of the Committee shall be liable for any action taken, or failed to be taken, made in good faith relating to the Plan or any award thereunder, and the members of the Committee shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including attorneys’ fees) arising there from such action or inaction to the fullest extent permitted by law.

          (b) The Board shall specify the Members of the Committee, and the Committee shall consist solely of Non-Employee Directors. Non-Employee Directors may not possess an interest in any transaction for which disclosure is required under Section 404(a) of Regulation S-K under the Exchange Act or be engaged in a business relationship that must be disclosed under Section 404(a) and must qualify as ‘outside directors’ as defined in Section 162(m) of the Code and regulations thereunder.

          (c) Although the Board or the Committee may suspend or discontinue the Plan at any time, all Qualified Options must be granted within ten (10) years from the effective date of the Plan or the date the Plan is approved by the stockholders of the Corporation, whichever is earlier.

     19. Termination of Employment.

          (a) Unless otherwise provided in the terms of an Option Agreement or a Restricted Stock Agreement, as the case may be, of this Plan, the provisions of this Section 19 shall govern all Awards made pursuant to Section 6 of this Plan.

          (b) Upon termination of a Participant’s employment with the Corporation or its Subsidiaries or termination of a Participant’s service as a Director or a Consultant for the Corporation or one of its Subsidiaries for any reason other than death or Disability, the non-vested portion of any and all outstanding Options of such Participant shall expire and the vested portion of any and all outstanding Options shall remain exercisable for three (3) months following the date such Participant terminates employment or service. Upon termination of a Participant’s employment by reason of death or Disability, the non-vested portion of any and all outstanding Options of such Participant shall expire and the vested portion of any and all outstanding Options shall remain exercisable for one year following the date such Participant terminates employment or service.

          (c) Upon termination of a Participant’s employment with the Corporation or its Subsidiaries or termination of a Participant’s service as a Director or a Consultant for the Corporation or one of its Subsidiaries for any reason, including death or Disability, all non-vested shares of Restricted Stock of such Participant shall be forfeited.

          (d) The right of the Participant to receive any benefits from the Company or any of its Subsidiaries after termination of employment with the Company or any of its Subsidiaries by reason of employment contract, severance arrangement or otherwise shall not affect the determination that a Participant’s employment has been terminated with the Company or any of its Subsidiaries for purposes of this Plan. Neither the adoption of this Plan nor the grant of an Award to an eligible person shall alter in any way the Company’s or the relevant Subsidiary’s rights to terminate such person’s employment or directorship at any time with or without cause nor does it confer upon such person any rights or privileges to continued employment, or any other rights and privileges, except as specifically provided in the Plan.

     20. Continued Employment Not Presumed. Nothing in this Plan or any document describing it nor the grant of any Award shall give any Participant the right to continue in the employment of the Corporation or affect the right of the Corporation to terminate the employment of any such person with or without cause.

     21. Liability of the Corporation. Neither the Corporation, its directors, officers or employees or the Committee, nor any Subsidiary which is in existence or hereafter comes into existence, shall be liable to any Participant or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Qualified Option granted hereunder does not qualify for tax treatment as an incentive stock option under Section 422 of the Code.

     22. Governing Law. The Plan shall be governed by and construed in accordance with the laws of State of Texas and the United States, as applicable, without reference to the conflict of laws provisions thereof.

     23. Severability of Provisions. If any provision of this Plan is determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the remaining provisions of the Plan, but such invalid, illegal or unenforceable provision shall be fully severable, and the Plan shall be construed and enforced as if such provision had never been inserted herein.

     24. Notices. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or a Participant may change, at any time and from time to time, by written notice to the other, the address that it or he had theretofore specified for receiving notices. Until changed in accordance herewith, the Company and each Participant shall specify as its and his address for receiving notices the address set forth in the Award Agreement pertaining to the shares to which such notice relate.

(Front of Proxy Card)

Proxy — Advanced Neuromodulation Systems, Inc.

BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS AT 10:00 A.M. (CDT) TUESDAY, MAY 24, 2005 AT 6901 PRESTON ROAD, PLANO, TEXAS 75024

The undersigned shareholder of Advanced Neuromodulation Systems, Inc. (the “Company”) hereby appoints Hugh M. Morrison and Kenneth G. Hawari, or either of them, as proxies, each with full powers of substitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment(s) thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS 1, 2 OR 3, THIS PROXY WILL BE VOTED “FOR” SUCH ITEMS. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 4. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Receipt herewith of the Company’s Annual Report and Notice of Meeting and Proxy Statement, dated April 15, 2005, is hereby acknowledged.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

(Back of Proxy Card)

Annual Meeting Proxy Card

The Board of Directors recommends a vote “FOR” Items 1, 2 and 3 below.

1. Election of Directors

For	Withheld	For	Withheld

01 — Hugh M. Morrison	05 — Christopher G. Chavez
02 — Robert C. Eberhart, Ph.D.	06 — Joseph E. Laptewicz
03 — Michael J. Torma, M.D.	07 — J. Philip McCormick
04 — Richard D. Nikolaev

2. Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the 2005 fiscal year.

For                      Against                      Abstain

3. Approval of Amendment to the Advanced Neuromodulation Systems, Inc. 2004 Stock Incentive Plan

For                      Against                      Abstain

4. In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the Annual Meeting or any adjournment thereof

Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.

Signature 1 –	Signature 2 –
(Please keep signature within the box)	(Please keep signature within the box)	Date
(mm/dd/yy)